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                                                                   EXHIBIT 10.49


                      [Letterhead of Intracel Corporation]


January 20, 1999

Intracel Corporation
1330 Piccard Drive
Rockville, MD 20850

        This letter confirms our commitment to invest, at the request of Intracel Corporation (the "Company"), up to $5 million in the Company within the next six to twelve months. The investment shall be for the Company's non-convertible debt securities bearing interest at a rate of fifteen percent (15%) per annum and payable one-year after the funding date.

        This commitment will be deemed null and void if not drawn down upon by the one year anniversary of the consummation of the Company's initial public offering of its common stock to the public.

        IN WITNESS WHEREOF, the parties below have executed this agreement as the date above first written.

/s/  Raymond J. Schuyler
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     Raymond J. Schuyler

/s/  Simon R. McKenzie
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     Simon R. McKenzie

/s/  Michael G. Hanna Jr., Ph.D.
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     Michael G. Hanna Jr., Ph.D.

/s/  Lawrence A. Bloom
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     Lawrence A. Bloom